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                                                                   EXHIBIT 23-b



                            KPMG Peat Marwick LLP
                                  Suite 2000
                         1211 South West Fifth Avenue
                             Portland, OR  97204

             Consent of Independent Certified Public Accountants


The Board of Directors
DDL Electronics, Inc.:


We consent to the use of our reports, dated August 18, 1995, incorporated herein by reference in the Registration Statement on Form S-3, dated June 19, 1996, of DDL Electronics, Inc. and to the reference to our firm under the "Experts" heading in the Prospectus.


As discussed in note 1 to the financial statements, in 1994 the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes".


                                                    /s/ KPMG Peat Marwick LLP


Portland, Oregon
June 19, 1996